EXHIBIT

10.1
FIRST BANCORP

EXECUTIVE SHORT-TERM INCENTIVE PROGRAM
This document outlines the First BanCorp Executive Short-term Incentive Program (the “Program”) by and between First BanCorp and its subsidiaries,

including FirstBank

Puerto Rico (the

“Bank,” and collectively

with First BanCorp

and any other

subsidiaries, the
“Corporation”)

and

the

Corporation’s

executives

(the

“Participant”)

approved

by

the

Board

of

Directors

(the

“Board”)

of

the
Corporation. The Program has been modified from time to time, with last modification dated March 16, 2023.
1.

Purpose
The purpose of the Program is to reward the performance of the Participant in a manner that is consistent with the Bank’s strategic
plan and

the attainment

of a

growing return

to the

shareholders of

the Corporation.

The Program

is further

intended to

assist the
Corporation in its ability to motivate, attract and retain qualified executives.
2.

Effective Date

The Program, in effect since January 1,

2018 through December 31, 2018, continues to

renew for successive one-year periods (each
calendar year being

a “Program Year”),

unless otherwise terminated

or modified in

accordance with the

Program and specifically
approved

by

the

Compensation

and

Benefits

Committee

(the

“Committee”)

of

the

Corporation’s

Board.

In

March

2023,

the
Committee approved certain modifications to the Program, effective for the Program

Year from January 1, 2023 through December
31, 2023, and onward.

3.

Eligibility for Participation

Participation is limited to

those approved by the

Committee during the first

90 days of each Program

Year.

Executives that would
otherwise be eligible who are hired or

promoted after the commencement of a

Program Year

may be included in the Program on

a
case-by-case basis with the approval of the Committee. In general,

new hires must be employed prior to October

1st of the Program
Year

to be eligible to participate in the Program for the performance period.
4.

Basis of Incentive Compensation Award
The Program is paid in cash. The Participant’s

potential incentive compensation award under the Program is based on an incentive
target for his or

her position that

is approved at the

beginning of the

Program Year by the Committee (or

its delegee) in

its discretion.
The potential incentive compensation award is expressed

as a percentage of the Participant’s

base salary at the end of the Program
Year.

In no event shall a Participant receive payment under the Program that exceeds 150% of the Participant’s incentive target for
the Program Year.

The amount of any incentive compensation award to be paid to a Participant is approved by the Committee.

5.

Program Details
The Program uses a balanced scorecard structure with Corporate and Individual Goals. The Program allows flexibility to select key
Corporate metrics and adjust weightings year-over-year based on the Corporate strategy.
The

amount

of

incentive

compensation

that

a

Participant

is

entitled

to

receive

under

the

Program

is

determined

based

on

the
Participant’s award target multiplied by his or

her base salary as

of December 31 of

the Program Year and the weighting (as

detailed
in Exhibit

A) and

achievement of

the approved

performance goals

(as detailed

in Exhibit

B). The

period for

achievement of

any
performance goal(s) is the Program Year.

A. Corporate Goals
The Corporate Goals for the Program Year

will be recommended by the Chief Executive Officer and approved in writing by
the Committee.
B. Individual Goals
Individual Goals are comprised of two components:
●

Individual performance

– Quantitative

and milestone

goals based

on the

Participant’s

line of

business or

functional
area as established

in the approved

annual budget and

specify high level

targets included in

each of the

Participant's
scorecard for the year.
●

Leadership

and

Core

Competencies

–

Qualitative

assessment

of

leadership

as

well

as

a

qualitative

assessment

of
established core competencies as set forth by the Corporation.
Individual Goals

for the

Program Year

will be

recommended by

the Chief

Executive Officer

and approved

in writing

by the
Committee.
C. Determination of Incentive Compensation Award
Within the first 90 days following the end of

the Program Year,

the Corporation will review performance against the
Corporate Goals, certify in writing that the applicable performance goals were satisfied, and determine the amount of the
incentive compensation award, if any,

to be paid to each Participant under the Program. For performance between threshold and target or target and maximum levels, the incentive

calculation uses straight-line interpolation.
6.

Adjustments
In determining the level of performance achieved, the Committee may permit certain adjustments to the performance metrics based
on nonrecurring

events such

as: (a) asset

write-downs not

in the

ordinary course

of business, (b)

litigation or

claim judgments

or
settlements, (c) the effect of changes in tax

laws, accounting principles or regulations, or other laws

or provisions affecting reported
results, (d) mergers,

acquisitions or divestitures,

(e) foreign exchange

gains and losses,

or (f) other

extraordinary,

unusual, and/or
nonrecurring items of gain or loss.

The Committee

and Board

have the

discretion to

modify payouts

for other

factors in

which they

deem relevant

including 1)

any
regulatory agency

issues a

formal, written

enforcement

action, memorandum

of understanding

or other

negative directive

action
where the

Committee considers

it imprudent

to provide

awards under

the Program,

2) after

a review

of the

Corporation’s

credit
quality measures the Committee considers it imprudent to provide awards under the Program (please see Section 8).
7.

Termination

Events
In the event

the Participant’s

employment ceases

prior to the

Payment Date (as

defined below) for

any reason, including,

without
limitation, a voluntary termination of employment by the Participant, as defined by the personnel policies of the Corporation, or an involuntary termination with

cause, the Participant

shall not be

entitled to, and

shall not have earned,

any incentive compensation
award under the Program. However, on a case-by-case basis, the Committee may allow an incentive compensation award in its sole
discretion as deemed appropriate.
Additionally, Participants on a performance improvement program, have an unsatisfactory performance rating or have given notice of resignation shall not be entitled to, and shall not have earned, any incentive compensation award under the Program.
If

the

Participant

has

an

employment

or

change-in-control

agreement

that

indicates

different

terms

than

this

Section

7,

the
employment agreement will govern the terms for payment.

8.

Administration of the Program
The Committee is

responsible for the

oversight, supervision and

existence of

the Program.

The Chief

Executive Officer shall

monitor
performance

and make

recommendations

to the

Committee concerning

award

opportunities and

the

amount

of the

Participants’
awards under

the Program.

The Chief

Executive

Officer

has been

delegated

discretion

to interpret

the terms

of the

Program,

to
determine

eligibility

for

benefits, and

to calculate

the incentive

compensation

awards under

the Program,

with the

exception

of
matters

concerning

his

or her

own

eligibility

or

awards under

the

Program.

The Committee

will make

decisions

concerning

all
matters relating

to the

Chief Executive

Officer’s

award, approve

all opportunities,

goals and

award payments

made to

executive
officers and

approve the aggregate

value of opportunities

and award payout

under the Program.

The Committee,

in its discretion,
makes

all

final

determinations

including

those

not

herein

specifically

authorized

which

may

be

necessary

or

desirable

for

the
effective administration of the Program.

Unless the Committee deems otherwise, awards will not be earned or paid, regardless of Corporate or individual performance, if 1)
any regulatory

agCency Cissues

a formal,

written enforcement

action, memorandum

of understanding

or other negative

directive
action where

the Committee

considers it

imprudent to

provide awards

under the

Program, 2)

after a

review of

the Corporation’s
credit quality measures the Committee considers it imprudent to provide awards under the Program.
Any decision or interpretation of any provision of the Program adopted by the

Committee shall be final and conclusive.
9.

Modification and Termination

of Program
The Program may be modified or terminated at any time by the Committee in its discretion, followed by written notification to

the
Participant as soon as reasonably practicable. In the event of a Program termination, the Participant shall continue to be eligible for incentive

compensation

awards

for

the

Program

Year

prorated

through

the

Program’s

termination

date,

unless

the

Committee
determines in its discretion that no incentive compensation should be paid. Any incentive compensation awards shall be calculated through the date of the Program termination on such basis as the Committee deems appropriate in its discretion and will be payable
as soon as practicable after the

termination of the Program but in

no event later than 90

days following the end of the

Program Year.
10.

Ethical Statement
The Corporation

is committed

to doing

business in

an honest

and ethical

manner and

to complying

with all

applicable laws

and
regulations. Participant actions are expected to

comply with the policies

established by the Corporation, including ethics

and insider
policies. The Committee may

determine on a case-by-case

basis any adjustments or eliminations

of incentive payments under

this
Program due to violations of policies or noncompliance.
11.

Clawback
Awards

are subject to any clawback policy established by the Corporation.
12.

Participant Rights Not Assignable; Program Not a Contract
Any awards made pursuant to the Program shall not be subject to assignment, pledge or other disposition. Nothing contained in the
Program shall confer upon any employee any right to continued employment or to receive or continue to receive any rate of pay or
other compensation, nor does the Program affect the right

of the Corporation to terminate a Participant’s employment. Participation in the

Program does

not confer

rights to

participation in

other Corporation

programs or

Programs, including

annual or long-term
incentive Programs, non-qualified retirement or deferred compensation

Programs or other executive perquisite programs.
13.

Governing Law and Venue
The parties agree that the interpretation and enforcement of the Program shall be governed by the laws of Puerto Rico, and that any action to enforce or determine any rights under the Program shall be brought exclusively in a court of competent jurisdiction in San
Juan, Puerto Rico. The Participant consents and waives any objection to personal jurisdiction and venue in such court.

14.

Attorney’s Fees and Costs
The parties agree that in the event of any legal action arising out of or relating to the interpretation or enforcement of

the Program,
the

Corporation

shall

be

entitled

to

recover

their

attorney’s

fees

and

costs

in

the

event

that

they

are

(or

either

of

them

is)

the
prevailing party.
15.

No Oral or Written Representations
The parties agree that they have relied on no oral or written representation or promises not set forth herein, and that the terms of the
Program are

set forth

solely in

the written

Program document

and it

constitutes the

complete and

entire agreement

of the

parties
relating to the subject matter hereof.
16.

Banking Regulatory Provision
All incentive

compensation awards

under the

Program are

subject to

any condition,

limitation or

prohibition under

any financial
institution regulatory policy or rule to which the Corporation is subject.
Ratified by the Committee of the Board of First BanCorp on March 16, 2023.

Exhibit A: Participants, Target

Opportunity and Weightings
The following is

a summary of current

Program Participants together

with each Participants’

opportunities at target

level performance
(expressed as a percentage of base salary) and weightings for each performance component. Corporate Metric weighing is effective for
awards made for the 2023 performance year and onward.

Exhibit B: Metrics and Calculation